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EXHIBIT 21
                        SUBSIDIARIES OF THE COMPANY
                                                             Jurisdiction of
                                                             Incorporation or
Name of Subsidiary                                           Organization
------------------                                           ---------------
DJBI, LLC                                                     Delaware
Dow Jones & Company (Australia) Pty Limited                   Australia
Dow Jones & Company (Schweiz) GmbH                            Switzerland
Dow Jones & Company (Singapore) Pte Limited                   Singapore
Dow Jones AER Company, Inc.                                   Delaware
  Economic Research Company, Inc.                             Delaware
Dow Jones BD Services, Inc.                                   Delaware
Dow Jones Broadcasting (Asia), Inc.                           Delaware
Dow Jones Broadcasting (Europe), Inc.                         Delaware
Dow Jones Broadcasting (USA), Inc.                            Delaware
Dow Jones Business Portal Company, Inc.                       Delaware
Dow Jones Canada, Inc.                                        Canada
Dow Jones Consulting (Shanghai) Limited                       Shanghai
Dow Jones Information Publishing, Inc.                        Delaware
Dow Jones Information Services International (HK) Ltd.        Hong Kong
Dow Jones International GmbH                                  Germany
Dow Jones International Ltd.                                  United Kingdom
Dow Jones International Marketing Services, Inc.              Delaware
Dow Jones Italia Srl                                          Italy
Dow Jones (Japan) K.K.                                        Japan
Dow Jones, L.P.                                               Delaware
Dow Jones Newsprint Company, Inc.                             Delaware
Dow Jones Newswires Holdings, Inc.                            Delaware
Dow Jones Printing Company (Asia), Inc.                       Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)         Delaware
  Dow Jones Distribution Co. (Asia), Inc.                     Delaware
Dow Jones Publishing Company (Europe), Inc.                   Delaware
  The Wall Street Journal Europe S.P.R.L. (51% owned)         Belgium
  JV GmbH II (51% owned)                                      Germany
Dow Jones Southern Holding Company, Inc.                      Delaware
  Nanbei, Ltd. (61% owned)                                    Turks and
                                                               Caicos
    Nanbei U.S., Inc.                                         Delaware
Dow Jones Ventures V, Inc.                                    Delaware
Dow Jones Ventures VI, Inc.                                   Delaware
  Dow Jones Cash Management, Inc.                             Delaware
  Ottaway Newspapers, Inc.                                    Delaware
    Essex County Newspapers, Inc.                             Massachusetts
    ONI Press, Inc.                                           Delaware
    Research and Marketing Solutions, Inc.                    Delaware
    The Inquirer & Mirror, Inc.                               Massachusetts
    Portuguese-American Publications, Inc.                    Massachusetts
    Seacoast Newspapers, Inc.                                 New Hampshire
Federal Filings, Incorporated                                 Delaware
National Delivery Service, Inc.                               Delaware
Review Publishing Company Limited                             Hong Kong
  The China Phone Book Co. Ltd.                               Hong Kong

All of the above subsidiaries are included in the consolidated financial statements.